Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

18-07

Contacts:	Derrick Jensen, CFO	Media - Lynn Hancock
	Kip Rupp, CFA - Investors	Ward
	Quanta Services, Inc.	713-818-6719
713-629-7600

QUANTA SERVICES REPORTS 2018 FIRST QUARTER RESULTS

Record First Quarter Consolidated Revenues

Record Twelve Month and Total Backlog in Electric Power, Oil and Gas and Consolidated

Diluted EPS Attributable to Common Stock of $0.24

Non-GAAP Adjusted Diluted EPS Attributable to Common Stock of $0.40

Increases 2018 Revenue and Earnings Per Share Expectations

HOUSTON – May 3, 2018 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended March 31, 2018. Revenues in the first quarter of 2018 were $2.42 billion, compared to revenues of $2.18 billion in the first quarter of 2017, and net income attributable to common stock was $37.6 million in the first quarter of 2018, or $0.24 per diluted share, compared to net income attributable to common stock of $48.3 million, or $0.31 per diluted share, in the first quarter of 2017. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $0.40 for the first quarter of 2018 compared to $0.39 for the first quarter of 2017.

“We are pleased with how Quanta has started the year. The electric power segment performed particularly well, with strong revenue and margin growth due to excellent execution across our operations,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “As a result of our solid first quarter results, strengthening end markets and confidence in our ability to safely execute, we are raising our full year revenue and earnings per share expectations. With the largest specialized workforce in our industry, as well as our scope and scale, innovative solutions and ability to execute complex projects while providing cost certainty, we remain well positioned in our markets and believe our visibility into opportunities for multi-year growth are strengthening.”

Negatively impacting the quarter and reflected as adjustments in Quanta’s adjusted diluted earnings per share calculation were acquisition and integration costs of $7.2 million ($6.2 million net of tax), or $0.04 per diluted share attributable to common stock, primarily associated with two acquisitions completed during the quarter.

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RECENT HIGHLIGHTS

•	Selected for Large Metro Fiber Build - In the first quarter of 2018, Quanta was selected by a large telecommunications company for turnkey engineering and construction services for fiber deployment throughout a tier 2 market in Texas. This deployment is designed to support the customer’s existing 4G and developing 5G wireless networks and the delivery of high-speed broadband services. Quanta anticipates beginning this project later this year with completion anticipated by the end of 2020.

•	Secured Large Diameter Pipeline Project - In April 2018, Quanta entered into a contract to build a large diameter pipeline project in Oklahoma, which is designed to transport natural gas from the SCOOP and STACK plays to end users in support of LNG export, industrial demand, electric power generation, local distribution companies and downstream users. Quanta’s scope of work includes the construction and installation of approximately 80 miles of new 36-inch diameter mainline pipe. Quanta’s construction on the project is anticipated to begin in the third quarter of this year with completion anticipated in mid-2019.

•	Repurchased Stock - During the first quarter of 2018, Quanta repurchased $173.9 million of its outstanding common stock, acquiring 5.0 million shares through open market repurchases. Taking into account stock repurchases during the fourth quarter of 2017, Quanta has acquired 6.4 million shares of its common stock for $223.9 million under its current $300 million stock repurchase program.

Quanta completed two acquisitions during the first three months of 2018 and three acquisitions during the full-year 2017. Therefore, Quanta’s results for the three months ended March 31, 2018 include the results of the acquired businesses from the acquisition dates and are compared to the historical results for the three months ended March 31, 2017. For further information on the items that impacted comparability in 2018 and 2017, see the footnotes to the Supplemental Segment Data table and the non-GAAP reconciliation of adjusted diluted earnings per share attributable to common stock below.

OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to properly align these uncertainties with the backlog that the company is executing on and the opportunities that are expected to materialize during 2018. The following forward-looking statements are based on current expectations, and actual results may differ materially.

Prior to the company’s conference call, management will post a summary of updated 2018 guidance expectations with additional commentary in the “Investors & Media” section of Quanta’s website at http://investors.quantaservices.com. For the full-year 2018, Quanta now expects revenues to range between $9.95 billion and $10.55 billion, net income attributable to common stock to range between $321.0 million and $383.0 million and diluted earnings per share attributable to common stock to range between $2.07 and $2.47. Additionally, for the full-year 2018, Quanta now expects adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to be between $2.55 and $2.95, EBITDA (a non-GAAP measure) to be between $756.5 million and $858.1 million, and adjusted EBITDA (a non-GAAP measure) to be between $815.4 million and $917.0 million. See the attached tables for reconciliations of estimated adjusted diluted earnings per share attributable to common stock to estimated GAAP diluted earnings per share attributable to common stock and estimated EBITDA and estimated adjusted EBITDA to estimated GAAP net income attributable to common stock for the full-year 2018.

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NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on May 3, 2018, which will also be broadcast live over the Internet. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services First Quarter Earnings Conference Call or visit the Investors and Media section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through May 11, 2018 by dialing 1-877-660-6853 and referencing the conference ID 13678503. For more information, please contact Kip Rupp, Vice President—Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power, oil and gas and communications industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Latin America, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed on our website in the Investors & Media section.

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Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share attributable to common stock, EBITDA, weighted average shares outstanding, margins, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; growth, trends or opportunities in particular markets; performance obligations and backlog; the potential benefits from acquisitions or investments; the expected financial and operational performance of acquired businesses; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases; the ability to deliver increased value and return capital to stockholders; the strategic use of Quanta’s balance sheet; the expected value of contracts or intended contracts with customers; the scope, services, term and results of any projects awarded or expected to be awarded for services to be provided by Quanta; the anticipated commencement and completion dates for any projects awarded; the development of larger electric transmission and oil and natural gas pipeline projects and the level of oil, natural gas and natural gas liquids prices and their impact on Quanta’s business or the demand for Quanta’s services; the impact of existing or potential legislation or regulation, including the Tax Cuts and Jobs Act of 2017; potential opportunities that may be indicated by bidding activity or discussions with customers; the expected outcome of pending and threatened litigation; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers; Quanta’s plans and strategies; the current economic and regulatory conditions and trends in the industries Quanta serves; and possible recovery on pending or contemplated change orders or affirmative claims against customers or third parties, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including weakness in capital markets; quarterly variations in operating results; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges or customers’ capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain future project awards; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; adverse weather; the ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the failure of existing or potential legislative actions to result in demand for Quanta’s services; unexpected costs or liabilities that may arise from pending or threatened litigation, indemnity obligations or other claims asserted against Quanta including liabilities associated with multiemployer pension plans; liabilities for claims that are not covered by third-party insurance; the outcome of pending or threatened litigation; risks relating to the potential unavailability or cancellation of third-party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the effect of natural gas, natural gas liquids and oil prices on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the future development of natural resources; the inability or refusal of customers to pay for services, including failure to collect outstanding receivables; the failure to recover on payment claims against project owners or third party contractors or to obtain adequate compensation for customer-requested change orders; the failure of Quanta’s customers to comply with regulatory requirements applicable to their projects, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results, performance obligations and backlog; the ability to successfully complete performance obligations or realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency fluctuations, tax and investment strategies, as well as compliance with foreign legal systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the ability to retain key personnel from acquired businesses, the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of Quanta’s investment in infrastructure assets; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; risks related to the implementation of new information technology solutions; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; potential liabilities and other adverse effects arising from occupational health and safety matters; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third party contractors; the cost of borrowing, availability of credit and cash, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; fluctuations of prices of certain materials used in Quanta’s business; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; potential exposure to environmental liabilities; the ability to continue to meet certain regulatory requirements applicable to Quanta and its subsidiaries; rapid technological and other structural changes that could reduce the demand for Quanta’s services; new or changed tax laws, treaties or regulations; increased healthcare costs arising from healthcare reform legislation and other governmental action; regulatory changes that result in increased labor costs; significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2017 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Statements of Operations For the Three Months Ended March 31, 2018 and 2017 (In thousands, except per share information) (Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues	$2,417,576	$2,178,170
Cost of services (including depreciation)	2,116,528	1,911,982

Gross profit	301,048	266,188
Selling, general and administrative expenses	215,422	184,552
Amortization of intangible assets	10,405	6,562

Operating income	75,221	75,074
Interest expense	(6,778)	(3,965)
Interest income	146	287
Other income (expense), net	(11,975)	(364)

Income before income taxes	56,614	71,032
Provision for income taxes	18,003	22,592

Net income	38,611	48,440
Less: Net income attributable to non-controlling interests	997	173

Net income attributable to common stock	$37,614	$48,267

Earnings per share attributable to common stock—basic and diluted	$0.24	$0.31

Shares used in computing earnings per share:
Weighted average basic shares outstanding	156,546	155,168

Weighted average diluted shares outstanding	157,556	155,168

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$101,736	$138,285
Accounts receivable, net	2,088,682	1,985,077
Contract assets (1)	498,190	497,292
Inventories	94,548	80,890
Prepaid expenses and other current assets	173,913	168,363

Total current assets	2,957,069	2,869,907
PROPERTY AND EQUIPMENT, net	1,301,545	1,288,602
OTHER ASSETS, net	221,091	189,866
OTHER INTANGIBLE ASSETS, net	270,826	263,179
GOODWILL	1,902,871	1,868,600

Total assets	$6,653,402	$6,480,154

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$2,775	$1,220
Accounts payable and accrued expenses	1,040,661	1,057,460
Contract liabilities (1)	506,203	433,387

Total current liabilities	1,549,639	1,492,067
LONG-TERM DEBT AND NOTES PAYABLE, net of current maturities	882,795	670,721
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	574,003	521,737

Total liabilities	3,006,437	2,684,525

TOTAL STOCKHOLDERS’ EQUITY	3,643,352	3,791,571
NON-CONTROLLING INTERESTS	3,613	4,058

TOTAL EQUITY	3,646,965	3,795,629

Total liabilities and equity	$6,653,402	$6,480,154

(1)	The amounts previously reported as “Costs and estimated earnings in excess of billings on uncompleted contracts” and “Billings in excess of costs and estimated earnings on uncompleted contracts” on Quanta’s consolidated balance sheets have been included in the newly titled “Contract assets” and “Contract liabilities” in accordance with the newly adopted revenue recognition guidance.

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three Months Ended March 31, 2018 and 2017 (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Oil and Gas Infrastructure Services, as set forth below (in thousands, except percentages).

	Three Months Ended March 31,
	2018		2017
Revenues:
Electric Power Infrastructure Services	$1,568,507	64.9%	$1,219,502	56.0%
Oil and Gas Infrastructure Services	849,069	35.1	958,668	44.0

Consolidated revenues	$2,417,576	100.0%	$2,178,170	100.0%

Operating income (loss):
Electric Power Infrastructure Services	$140,895	9.0%	$99,672	8.2%
Oil and Gas Infrastructure Services (a)	10,057	1.2	38,817	4.0
Corporate and Non-Allocated Costs (b)	(75,731)	N/A	(63,415)	N/A

Consolidated operating income	$75,221	3.1%	$75,074	3.4%

(a)	Included in the three months ended March 31, 2017 was a $1.9 million charge to expense associated with the planned sale of a construction barge.
(b)	Included in the three months ended March 31, 2018 were $7.2 million of acquisition and integration costs. Included in the three months ended March 31, 2017 were attorneys’ fees and related expenses of approximately $4.2 million associated with certain litigation that was resolved in the first quarter of 2017.

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Quanta Services, Inc. and Subsidiaries Supplemental Data For the Three Months Ended March 31, 2018 and 2017 (Unaudited)

Performance Obligations and Backlog (a non-GAAP measure)

Effective January 1, 2018, Quanta adopted the new revenue recognition guidance issued by the Financial Accounting Standards Board. Pursuant to the new guidance, Quanta is required to disclose, as of the end of each interim and annual period, the aggregate amount of the remaining performance obligations under its contracts with customers. A performance obligation is a promise in a contract with a customer to transfer a distinct good or service. Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

Quanta has also historically disclosed its backlog, and while backlog is not a defined term under United States generally accepted accounting principles (GAAP), it is a common measurement used in Quanta’s industry. Quanta also believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog (a non-GAAP measure) as of March 31, 2018, along with estimates of amounts expected to be realized within 12 months of March 31, 2018 (in millions):

	12 Month	Total
Remaining performance obligations	$4,153.2	$5,193.4
Estimated orders under MSAs and short-term, non-fixed price contracts	2,729.6	6,463.8

Backlog	$6,882.8	$11,657.2

The following table presents Quanta’s backlog by reportable segment as of March 31, 2018, December 31, 2017 and March 31, 2017, along with an estimate of the backlog amounts expected to be realized within 12 months of each balance sheet date (in millions):

	Backlog (a non-GAAP measure) as of
	March 31, 2018		December 31, 2017		March 31, 2017
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services	$4,214.8	$7,596.1	$4,032.4	$7,359.2	$3,573.0	$6,757.3
Oil and Gas Infrastructure Services	2,668.0	4,061.1	2,413.8	3,818.5	1,878.3	2,481.9

Total	$6,882.8	$11,657.2	$6,446.2	$11,177.7	$5,451.3	$9,239.2

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITA, EBITDA and Adjusted EBITDA For the Three Months Ended March 31, 2018 and 2017 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of EBITA, EBITDA and Adjusted EBITDA for the three months ended March 31, 2018 and 2017, which, when used in connection with net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITA is defined as earnings before interest, taxes, amortization and equity in (earnings) losses of unconsolidated affiliates. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, equity in (earnings) losses of unconsolidated affiliates and certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; and (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity. Because EBITA, EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended March 31,
	2018	2017
Net income attributable to common stock (GAAP as reported)	$37,614	$48,267
Interest expense	6,778	3,965
Interest income	(146)	(287)
Provision for income taxes	18,003	22,592
Amortization of intangible assets	10,405	6,562
Equity in (earnings) losses of unconsolidated affiliates	13,343	603

EBITA	$85,997	$81,702
Depreciation expense	48,719	42,693

EBITDA	$134,716	$124,395
Non-cash stock-based compensation	14,687	11,866
Acquisition and integration costs	7,178	—

Adjusted EBITDA	$156,581	$136,261

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended March 31, 2018 and 2017

(In thousands, except per share information)

(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share attributable to common stock, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; and (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table on the following page.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended March 31, 2018 and 2017

(In thousands, except per share information)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$37,614	$48,267
Adjustments:
Acquisition and integration costs	7,178	—
Income tax impact of adjustments (a)	(961)	—

Adjusted net income attributable to common stock before certain non-cash adjustments	43,831	48,267
Non-cash stock-based compensation	14,687	11,866
Amortization of intangible assets	10,405	6,562
Income tax impact of non-cash adjustments (a)	(6,558)	(6,744)

Adjusted net income attributable to common stock	$62,365	$59,951

Weighted average shares:
Weighted average shares outstanding for basic earnings per share attributable to common stock	156,546	155,168

Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	157,556	155,168

Diluted earnings per share attributable to common stock and adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (b)	$0.24	$0.31

Adjusted diluted earnings per share attributable to common stock (b)	$0.40	$0.39

(a)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rate of the jurisdictions to which each adjustment relates for the respective periods.
(b)	Both diluted and adjusted diluted earnings per share attributable to common stock for the three months ended March 31, 2017 were impacted by attorneys’ fees and related expenses of approximately $4.2 million ($2.7 million net of tax), or $0.02 per share, associated with certain litigation that was resolved in the first quarter of 2017, and a $1.9 million charge ($1.2 million net of tax), or $0.01 per share, associated with a construction barge in order to record the asset to its estimated fair market value.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free (Negative Free) Cash Flow

and Other Non-GAAP definitions

For the Three Months Ended March 31, 2018 and 2017

(In thousands)

(Unaudited)

The non-GAAP measure of free (negative free) cash flow, when used in connection with net cash provided by (used in) operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures. Net capital expenditures is defined as additions to property and equipment less proceeds from sale of property and equipment and proceeds from insurance settlements related to property and equipment. Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses free (negative free) cash flow for capital allocation purposes as it is viewed as a measure of cash available to pay debt, acquire businesses, repurchase common stock and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by (used in) operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended March 31,
	2018	2017
Net cash provided by (used in) operating activities	$25,993	$(3,705)
Less: Net capital expenditures:
Additions to property and equipment	(66,807)	(47,024)
Proceeds from sale of property and equipment	5,769	4,801
Proceeds from insurance settlements related to property and equipment	—	597

Net capital expenditures	(61,038)	(41,626)

Free (Negative Free) Cash Flow	$(35,045)	$(45,331)

Definition of Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Definition of Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior secured revolving credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2018

(In thousands, except per share information)

(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share attributable to common stock, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; and (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures are included below.

	Estimated Range
	Full Year Ending December 31, 2018
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$321,000	$383,000
Acquisition and integration costs	8,000	8,000
Income tax impact of adjustments (a)	(1,200)	(1,200)

Adjusted net income attributable to common stock before certain non-cash adjustments	327,800	389,800
Non-cash stock-based compensation	50,900	50,900
Amortization of intangible assets	41,900	41,900
Income tax impact of non-cash adjustments (a)	(24,200)	(24,200)

Estimated adjusted net income attributable to common stock	$396,400	$458,400

Estimated weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	155,200	155,200

Estimated diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Estimated diluted earnings per share attributable to common stock	$2.07	$2.47

Estimated adjusted diluted earnings per share attributable to common stock	$2.55	$2.95

(a)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rate of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITA, EBITDA and Adjusted EBITDA For the Full Year 2018 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITA, EBITDA and Adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITA is defined as earnings before interest, taxes, amortization and equity in (earnings) losses of unconsolidated affiliates. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, equity in (earnings) losses of unconsolidated affiliates and certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; and (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity. Because EBITA, EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending December 31, 2018
Net income attributable to common stock (as defined by GAAP)	$321,000	$383,000
Interest expense	31,000	31,000
Interest income	(400)	(400)
Provision for income taxes	132,000	161,600
Amortization of intangible assets	41,900	41,900
Equity in (earnings) losses of unconsolidated affiliates	30,000	40,000

EBITA	$555,500	$657,100
Depreciation expense	201,000	201,000

EBITDA	$756,500	$858,100
Non-cash stock-based compensation	50,900	50,900
Acquisition and integration costs	8,000	8,000

Adjusted EBITDA	$815,400	$917,000

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